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                                                                    EXHIBIT 16.1

                       [DELOITTE & TOUCHE LLP LETTERHEAD]




November 16, 2001



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549



Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of JLM Industries, Inc. dated November 13, 2001. We have no basis to agree or disagree with the comments in Item 4(b).


Yours Truly,


/S/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP